UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2010
ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
345 East Main Street
Warsaw, Indiana 46580
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (574) 267-6131
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders
Zimmer Holdings, Inc. (the “Company”) held its annual meeting of stockholders on May 3, 2010. Stockholders elected eight (8) directors for one-year terms ending at the 2011 annual meeting of stockholders (Proposal 1) and ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 (Proposal 2). The vote tabulation for each proposal follows:
Proposal 1 – Election of Directors

				Broker
Nominee	For	Against	Abstained	Non-Votes
Betsy J. Bernard	140,152,869	2,608,164	182,754	21,952,370
Marc N. Casper	135,147,996	7,605,756	190,035	21,952,370
David C. Dvorak	141,394,960	1,354,124	194,703	21,952,370
Larry C. Glasscock	140,115,712	2,641,244	186,831	21,952,370
Robert A. Hagemann	141,434,336	1,321,871	187,580	21,952,370
Arthur J. Higgins	140,107,450	2,647,413	188,924	21,952,370
John L. McGoldrick	140,081,989	2,672,527	189,271	21,952,370
Cecil B. Pickett, Ph.D.	140,164,412	2,625,347	154,028	21,952,370
Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

For:	163,259,418
Against:	1,394,880
Abstained:	241,859
Broker Non-Votes:	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 5, 2010

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary